                                            Registration Statement No. 333-
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           FEDERAL SIGNAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                        36-1063330
---------------------------------               -------------------------------
(State or other jurisdiction of                     (I.R.S. Employer ID No.)
incorporation or organization)

 1415 West 22nd Street, Suite 1100, Oak Brook, Illinois            60523
--------------------------------------------------------------------------------
       (Address of Principal Executive Offices)                  (Zip Code)

               FEDERAL SIGNAL CORPORATION BROAD BASED OPTION PLAN
                            (Full title of the plans)

                                KIM A. WEHRENBERG
                  Vice President, General Counsel and Secretary
                           Federal Signal Corporation
          1415 West 22nd Street, Suite 1100, Oak Brook, Illinois 60523
          ------------------------------------------------------------
                    (Name and address of agent for service)

                                 (630) 954-2000
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                    Proposed        Proposed
 Title of                           maximum         maximum
Securities         Amount           offering        aggregate        Amount of
  to be            to be            price per       offering         registra-
registered       registered(1)      unit (2)        price (2)        tion fee
------------------------------------------------------------------------------

Common Stock      1,000,000         $22.30          $22,300,000      $2,051.60


(1) Preferred Share Purchase Rights (the "Rights") which are attached to and trade with the Common Stock are also registered under this Registration Statement. Any value attributable to the Rights is reflected in the market price of the Common Stock.

(2) Pursuant to Rule 457(h), the maximum offering price (estimated solely for the purpose of calculating the registration fee) was calculated to be $21.09 upon the basis of the average of the high and low prices of the Common Stock reported on the consolidated reporting system on January 29, 2002.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, the Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Not required to be filed with the Commission either as part of the registration statement or prospectus.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No. 1-6003) under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

     (a) The Registrant's latest annual report on Form 10-K for the year ended December 31, 2000.

     (b) The Registrant's latest quarterly reports on Form 10-Q for the fiscal quarters ending March 31, 2001, June 30, 2001 and September 30, 2001.

     (c) The description of the Rights contained in the Company's Registration Statement on Form 8-A filed on July 28, 1998.

     (d) All documents filed by Registrant subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 5.  LEGAL MATTERS

   The validity of the Common Stock offered hereby has been passed upon by Kim
A. Wehrenberg, Esq., legal counsel for the Company, Oak Brook, Illinois. Mr. Wehrenberg is Vice President, General Counsel and Secretary of the Company and owns, directly or indirectly, 203,591 shares of Common Stock and has 86,500 stock options on the Common Stock or a total of approximately .6% of the shares of Common Stock Outstanding.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Reference is made to the Delaware General Corporation law which provides for indemnification of directors and officers in certain circumstances. Under Article Fifth and Fourteenth of Federal Signal's Certificate of Incorporation and Article VI of its By-Laws, provisions are made for indemnification of Federal Signal's officers and directors under certain circumstances, which provisions may be significantly broad to permit indemnification for liabilities arising under the Securities Act of 1933, as amended. Federal Signal has purchased a comprehensive directors' and officers' liability insurance policy with a policy limit of $25,000,000.

ITEM 8.  EXHIBITS

   Exhibit 5        Opinion Re: Legality
   Exhibit 23(1)    Consents of Experts and Counsel
   Exhibit 23(2)    Consent of Ernst & Young LLP
   Exhibit 99 Federal Signal Corporation Broad Based Option Plan Power of Attorney - Included on page 4 of this Registration Statement.

ITEM 9.  UNDERTAKINGS

     The Undersigned registrant hereby undertakes:

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (b) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


   The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Oak Brook, State of Illinois, on December 13, 2001.



                                   FEDERAL SIGNAL CORPORATION

                                   By:  /s/ Kim A. Wehrenberg
                                       ----------------------
                                       Kim A. Wehrenberg
                                       Vice President


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on the date indicated.

   Each person whose signature appears below constitutes and appoints Joseph J. Ross and Kim A. Wehrenberg, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done to file such Registration Statement and amendments, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                      Title                                 Date
---------                      -----                                 ----


 /s/ Henry L. Dykema           Vice President and Chief              12/13/01
-------------------------      Financial Officer                     --------
Henry L. Dykema


 /s/ Richard L. Ritz           Vice President & Controller           12/13/01
-------------------------      (Principal Accounting Officer)        --------
Richard L. Ritz

 /s/ Charles R. Campbell       Director                              12/13/01
-------------------------                                            --------
Charles R. Campbell


 /s/ James C. Janning          Director                              12/13/01
-------------------------                                            --------
James C. Janning


 /s/ Paul W. Jones             Director                              12/13/01
-------------------------                                            --------
Paul W. Jones


 /s/ James A. Lovell, Jr.      Director                              12/13/01
-------------------------                                            --------
James A. Lovell, Jr.


 /s/ Walden W. O'Dell          Director                              12/13/01
-------------------------                                            --------
Walden W. O'Dell


 /s/ Joseph J. Ross            Director, Chairman and                12/13/01
-------------------------      Chief Executive Officer               --------
Joseph J. Ross


 /s/ Richard R. Thomas         Director                              12/13/01
-------------------------                                            --------
Richard R. Thomas

   The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois on December 13, 2001.

                                        THE FEDERAL SIGNAL CORPORATION
                                        BROAD BASED OPTION PLAN


                                        By:  /s/ Kim A. Wehrenberg
                                            -----------------------------------
                                            Kim A. Wehrenberg
                                            Its: Attorney-in-Fact for the Plan
                                                 Administrative Committee